ADIRONDACK FINANCIAL SERVICES BANCORP, INC.
               Proxy Solicited on Behalf of the Board of Directors
                         Special Meeting of Shareholders
                                  May 24, 1999



     The undersigned hereby constitutes and appoints the Board of Directors of Adirondack Financial Services Bancorp, Inc. his true and lawful agent and proxy with full power of substitution, to represent the undersigned at the special meeting of shareholders of Adirondack Financial Services Bancorp, Inc. to be held on May 24, 1999 at 4:00 p.m., local time, and at any adjournments or postponements thereof, on all matters coming before said meeting and directs such proxy to vote as indicated below:

1. Proposal to adopt the Agreement of Merger, dated as of January 23, 1999, by and among Adirondack, CNB Bancorp, Inc. and CNB Acquisition Corp., and to approve the transactions contemplated by that agreement.

                  _                              _                         _
            For  |_|                  Against   |_|              Abstain  |_|

2. In its discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the proposal identified above.


Please sign exactly as name appears below.


                                          When shares are held as joint tenants,
                                          both should sign. When signing as
                                          attorney, executor, administrator,
                                          trustee or guardian, please give full
                                          title as such.  If a  corporation,
                                          please sign in full corporate  name by
                                          President or other authorized officer.
                                          If a partnership, please sign in
                                          partnership name by authorized person.


                                          Dated _________________________, 1999

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                                               Print Name of Shareholder

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                                                      Signature

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                                          Print Shareholder Name if held jointly

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                                             Signature if held jointly


             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                          USING THE ENCLOSED ENVELOPE.